                                                                    Exhibit 99.1

                               CII FINANCIAL, INC.
                     California Indemnity Insurance Company
                      Commercial Casualty Insurance Company
                  subsidiaries of Sierra Health Services, Inc.
                  P.O. Box 15645, Las Vegas, Nevada 89114-5645

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE
---------------------

CONTACTS: Peter O'Neill                       John Okita
          VP, Public &Investor Relations      Chief Financial Officer
          (702) 242-7156                      (702) 242-7531

              CII FINANCIAL ANNOUNCES REDEMPTION OF ALL OUTSTANDING
                 9 1/2% SENIOR DEBENTURES DUE SEPTEMBER 15, 2004

     Las Vegas, May 5, 2003 - CII Financial,  Inc. today announced that a Notice of Redemption for all its outstanding 9 1/2% Senior Debentures due September 15,
2004 (CUSIP No. 12551LAC5) was mailed to registered debenture holders. As of May
5, 2003,  $14,963,000  aggregate  principal amount of the Senior  Debentures was outstanding.

     The  redemption  date will be June 3, 2003. The total  redemption  price is
$1,045.58333  per  $1,000  principal  amount of Senior  Debentures.  This  price includes the  applicable  redemption  premium of $25.00 plus  $20.58333  accrued interest  to the  redemption  date.  The  redemption  price will  become due and payable upon each such Senior Debenture to be redeemed on June 3, 2003. Interest on the Senior Debentures will cease to accrue on and after June 3, 2003.

     In order to collect the redemption price, registered holders must surrender their Senior Debentures at one of the addresses listed below.

By Registered or Certified Mail:    Wells Fargo Bank Minnesota, N.A.
                                    Attn: Corporate Trust Operations
                                    MAC N9303-121
                                    P.O. Box 1517
                                    Minneapolis, MN 55480-1517

If in person, by hand:              Wells Fargo Bank Minnesota, N.A.
                                    608 Second Avenue South
                                    Corporate Trust Operations, 12th Floor
                                    Minneapolis, MN 55402

By Air Courier:                     Wells Fargo Bank Minnesota, N.A.
                                    Attn: Corporate Trust Operations
                                    MAC Code: N9303-121
                                    Sixth and Marquette
                                    Minneapolis, MN 55479

                                   ---more---

CII Financial Announces Redemption of Debentures p.2/2/2/2/2

     Wells Fargo policy will not allow its Corporate  Trust Services to hold any securities longer than 30 days. Additionally, a $25.00 wire transfer fee will be deducted from each payment  requested to be made by wire.  When inquiring  about this  redemption,  holders of the Senior  Debentures  must have the bond  number available and must inform the Wells Fargo customer service representative of the
CUSIP number.  Wells Fargo customer  service can be reached at  612-667-9764  or
Toll Free at 1-800-344-5128.

     Senior  Debentures  that are held in "street name" will be notified via the
Depository Trust Company System.

     CII Financial is a holding company  primarily  engaged in writing  workers'
compensation insurance in nine western and mid-western states through its wholly owned subsidiaries,  California Indemnity Insurance Company, Commercial Casualty
Insurance Company,  Sierra Insurance Company of Texas and CII Insurance Company.
CII  Financial is a wholly owned  subsidiary  of Sierra  Health  Services,  Inc.
(NYSE:SIE), a diversified health care services company based in Las Vegas.

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